MIRE Petroleum Consultants

*1927 Hillgreen Drive*
*Katy, TX 77494*
*Tel: 713-882-9598*
*www.mirepetroleumconsultants.com*

April 5, 2021

Patrick Norris
Norris Industries, Inc.
3011 W. Admiral Doyle Drive
New Iberia, LA 70560

SUBJECT: NORRIS INDUSTRIES – MARCH 1, 2021 RESERVES
TEXAS PROPERTIES
SEC PRICES

Mr. Norris,

Mire Petroleum Consultants (MPC) has evaluated the reserves as of March 1, 2021 for Norris Industries, Inc. (NI) properties in Texas. Reserves and cash flows were generated for the NI interests using SEC pricing ($38.69/barrel and $2.08/MMBTU). These estimates were done as per the Securities and Exchange Commission's standards as described in the December 2008 amendment of Section 210.4-10 of Regulation S – X. This report is provided to EHR to satisfy the requirements contained in Item 1202(a)(8) of U.S. Securities and Exchange Commission Regulation S-K.

***As of March 1, 2021, we estimate net proved reserves to be 15,040 barrels of oil and 52,820 MCF of gas. Discounted (10%) net present value of the proved reserves is $220,850.***

DISCUSSION

Norris Industries, Inc. has interests in eight (8) actively producing leases in central, eastern and southern Texas. Producing wells total twenty-two, all operated by International Western Oil Corporation. Total production is about 24 BOPD and 150 MCFD. We evaluated the properties, and a summary of the proved reserves and value is shown in Table 1.

| Norris Industries, Inc. As of March 1, 2021 | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| Category | Gross Reserves | Net Reserves | Gross Reserves | Net Reserves | Net Revenue | Expenses & Taxes | Invest-ments | Non-disc. Cashflow | Disc. Cashflow (10%) | Life |
| | Oil (MBO) | Oil (MBO) | Gas (MMCF) | Gas (MMCF) | M$ | M$ | M$ | M$ | M$ | Years |
| Proved Developed Producing | 21.1 | 8.2 | 14.4 | 5.4 | 276.7 | 196.1 | 0.0 | 80.7 | 60.3 | 11.2 |
| Proved Behind Pipe | 17.6 | 6.9 | 121.3 | 47.4 | 348.8 | 119.4 | 28.7 | 200.8 | 160.6 | 10.0 |
| Total Proved | 38.7 | 15.04 | 135.7 | 52.8 | 625.5 | 315.4 | 28.7 | 281.4 | 220.9 | 11.2 |

Table 1. Norris Industries, Inc. reserves and value summary, as of March 1, 2021.

## AVAILABLE DATA

Public production data was available for all leases through November 2020. Revenue and operating expense statements from 2020 were provided by NI and were used for this evaluation. Also, ownership interests for all the leases and wells were provided by NI along with well costs and timing for the recompletion cases.

## METHOD OF APPRAISAL

The purpose of this report is to estimate oil and gas reserves for Norris Industries, Inc. using industry standard assumptions and methods. The properties have been evaluated based on future net cash flow or income. This income will accrue to the appraised interest as the wells are produced to their economic limits. The future net income has also been shown discounted at ten (10%) percent to determine its present worth as required by Regulation S - X.

## RESERVES EVALUATION

For the cash flow analysis an oil price of $38.69 per barrel and gas price of $2.08 per MMBTU were used. Local field price differentials were applied. Average realized prices after differentials are $34.42 per barrel of oil and $2.04 per MMBTU of gas. These prices were held constant (no escalations).

Norris Industries, Inc. supplied the ownership data for all the properties, but Mire Petroleum Consultants did not independently verify these interests. Lease abandonment costs were not included in our cashflow analysis and should be approximately equal to equipment salvage value. Operating costs and capital costs were not escalated in our cashflow projections.

The estimates shown in this report are for proved producing and proved behind pipe. Reserve categorization conveys the relative degree of certainty; reserves subcategorization is based on development and production status. The estimates of reserves and future revenue included herein have not been adjusted for risk.

SUMMARY

Reserves were estimated for the wells and leases by using engineering and geologic methods widely accepted in the industry. For the producing reservoirs, performance methods were used to estimate reserves. Extrapolations were made of various historical data including operating expenses, production taxes and oil, gas and water production.

MPC have made use of all data, appropriate methods, and procedures that are needed to prepare this report according to SEC regulation S-X Section 210.4-10 as amended on December 2008. All estimates are a function of the quality of the available data and are subject to the existing economic conditions, operating methods, and government regulations in effect at the time of the report. The reserves presented in this report are estimates only and should not be interpreted as being exact amounts. Actual volumes recovered could be higher or lower than estimated.

Not only are our reserves and revenue estimates based on that information, which is currently available, but also our estimates are subject to the uncertainties inherent in the application of judgmental factors in interpreting such information. New regulations could have an adverse effect on the reserves calculated in this report.

Kurt Mire supervised or performed all the relevant technical work during the creation of this report. He is a licensed petroleum engineer and officer of Mire Petroleum Consultants, a Texas company. Kurt Mire has a B.S. degree in Petroleum Engineering from the University of Louisiana at Lafayette. He has over 30 years of experience in creating reserve reports and completing reserves analysis for conventional and unconventional fields in the United States.

***As of March 1, 2021, we estimate the Norris Industries' net proved reserves to be 15,040 barrels of oil and 52,820 MCF of gas. Discounted (10%) net present value of the proved reserves is $220,850.***

In my opinion, the reserve estimates presented in this report are reasonable and were made with generally accepted engineering and evaluation principles. The Economic Summary Projection table and one-liner report are attached.

Regards,

Kurt Mire


STATE OF TEXAS
KURT M. MIRE
115886
LICENSED
PROFESSIONAL ENGINEER

Kurt Mire, P.E.
Mire & Associates, Inc.
DBA Mire Petroleum Consultants
Texas Reg # F-15730

MIRE Petroleum Consultants

# ECONOMIC SUMMARY PROJECTION

**Grand Total**

**International Western Oil Corp**

All Cases

Discount Rate : 10.00

As of: 3/1/2021

PROVED RESERVES

SEC PRICES $38.69 & $2.08

**Total**

| | |
|---|---|
| **Est. Cum Oil Mbbl:** | **1,078.63** |
| **Est. Cum Gas (MMcf) :** | **4,075.73** |
| **Est. Cum Water (Mbbl) :** | **78,237.51** |

| Year | Oil Gross (Mbbl) | Gas Gross (MMcf) | Oil Net (Mbbl) | Gas Net (MMcf) | Oil Price ($/bbl) | Gas Price ($/Mcf) | Oil & Gas Rev. Net (M$) | Misc. Rev. Net (M$) | Costs Net (M$) | Taxes Net (M$) | Invest. Net (M$) | NonDisc. CF Annual (M$) | Cum Disc. CF (M$) |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 2021 | 6.29 | 18.93 | 2.44 | 7.35 | 34.68 | 2.03 | 99.57 | 0.00 | 25.74 | 7.38 | 28.70 | 37.75 | 35.19 |
| 2022 | 8.09 | 36.11 | 3.14 | 14.06 | 34.90 | 2.05 | 138.56 | 0.00 | 36.75 | 10.49 | 0.00 | 91.31 | 116.06 |
| 2023 | 4.97 | 22.72 | 1.93 | 8.83 | 34.66 | 2.05 | 84.83 | 0.00 | 27.77 | 6.44 | 0.00 | 50.63 | 156.73 |
| 2024 | 3.71 | 15.70 | 1.44 | 6.10 | 34.52 | 2.04 | 62.13 | 0.00 | 23.90 | 4.69 | 0.00 | 33.54 | 181.22 |
| 2025 | 3.11 | 11.46 | 1.21 | 4.46 | 34.33 | 2.04 | 50.48 | 0.00 | 23.30 | 3.78 | 0.00 | 23.40 | 196.74 |
| 2026 | 2.73 | 8.85 | 1.06 | 3.44 | 34.21 | 2.03 | 43.21 | 0.00 | 23.30 | 3.22 | 0.00 | 16.70 | 206.80 |
| 2027 | 2.44 | 7.07 | 0.95 | 2.74 | 34.12 | 2.02 | 37.88 | 0.00 | 23.30 | 2.80 | 0.00 | 11.78 | 213.26 |
| 2028 | 2.15 | 5.62 | 0.84 | 2.19 | 34.01 | 2.03 | 33.04 | 0.00 | 22.56 | 2.43 | 0.00 | 8.05 | 217.27 |
| 2029 | 1.95 | 4.63 | 0.76 | 1.81 | 33.95 | 2.02 | 29.50 | 0.00 | 22.40 | 2.16 | 0.00 | 4.94 | 219.51 |
| 2030 | 1.75 | 3.73 | 0.69 | 1.46 | 33.87 | 2.02 | 26.16 | 0.00 | 21.83 | 1.91 | 0.00 | 2.42 | 220.51 |
| 2031 | 1.15 | 0.78 | 0.45 | 0.31 | 32.83 | 1.81 | 15.33 | 0.00 | 13.45 | 1.09 | 0.00 | 0.80 | 220.81 |
| 2032 | 0.37 | 0.16 | 0.14 | 0.06 | 32.65 | 1.66 | 4.83 | 0.00 | 4.39 | 0.34 | 0.00 | 0.10 | 220.85 |
| Rem. | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| **Total 11.2** | **38.70** | **135.76** | **15.04** | **52.82** | **34.42** | **2.04** | **625.53** | **0.00** | **268.67** | **46.74** | **28.70** | **281.42** | **220.85** |
| Ult. | **1,117.33** | **4,211.49** | | | | | | | | | | | |

**Eco. Indicators**

| | |
|---|---|
| Return on Investment (disc) : | 9.007 |
| Return on Investment (undisc) : | 10.806 |
| Years to Payout : | 0.60 |
| Internal Rate of Return (%): | >1000 |

**Present Worth Profile (M$)**

| | | | |
|---|---|---|---|
| **PW 5.00% :** | **247.54** | **PW 20.00% :** | **181.69** |
| **PW 8.00% :** | **230.81** | **PW 30.00% :** | **154.48** |
| **PW 10.00% :** | **220.85** | **PW 40.00% :** | **134.53** |
| **PW 12.00% :** | **211.71** | **PW 50.00% :** | **119.27** |
| **PW 15.00% :** | **199.35** | **PW 60.00% :** | **107.23** |

3/31/2021 3:21:01PM

Project Name: International Western Oil Corp

Ownership Group : All Cases

# Economic One-Liners

As of Date: 3/1/2021

PROVED RESERVES

SEC PRICES $38.69 & $2.08

MIRE Petroleum Consultants

| Lease Name *Risked* / UnRisked | *Reserve Category* | Net Reserves Oil (Mbbl) | Net Reserves Gas (MMcf) | Net Revenue Oil (M$) | Net Revenue Gas (M$) | Net Revenue Other (M$) | Expense & Tax (M$) | Invest. (M$) | Cash Flow Non-Disc. (M$) | Cash Flow Disc. CF (M$) | Life (years) |
|---|---|---|---|---|---|---|---|---|---|---|---|
| **Grand Total** | **Total** | **15.04** | **52.82** | **517.91** | **107.62** | **0.00** | **315.41** | **28.70** | **281.42** | **220.85** | **11.19** |
| **Proved Producing Rsv Class & Category** | **Total** | **8.17** | **5.40** | **267.74** | **8.99** | **0.00** | **196.05** | **0.00** | **80.67** | **60.30** | **11.19** |
| **Proved Producing Rsv Class & Category** | | | | | | | | | | | |
| **COLEMAN County** | | | | | | | | | | | |
| PITTARD BEND ARCH RED | P-DF | 6.91 | 3.92 | 225.65 | 6.53 | 0.00 | 156.81 | 0.00 | 75.36 | 55.70 | 11.19 |
| PITTARD BEND ARCH RED 3B | P-DF | 0.91 | 0.45 | 29.74 | 0.75 | 0.00 | 28.74 | 0.00 | 1.74 | 1.63 | 2.12 |
| PITTARD BEND ARCH WHITE | P-DF | 0.25 | 0.71 | 8.85 | 1.18 | 0.00 | 7.05 | 0.00 | 2.99 | 2.45 | 7.02 |
| PITTARD BEND ARCH WHITE 2A | P-DF | 0.10 | 0.32 | 3.50 | 0.53 | 0.00 | 3.45 | 0.00 | 0.58 | 0.52 | 3.51 |
| PITTARD BEND ARCH WHITE 3A | P-DF | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| **Proved Producing Rsv Class & Category** | | | | | | | | | | | |
| **GREGG County** | | | | | | | | | | | |
| MARSHALL, FANNIE | P-DF | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| **Proved Producing Rsv Class & Category** | | | | | | | | | | | |
| **JACK County** | | | | | | | | | | | |
| BENNETT WOOLLEY UNIT 1 | P-DF | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| BUCKNER 1 | P-DF | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| HOUSTON A 1 | P-DF | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| MAHON 1 | P-DF | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| REED MARTIN 1 | P-DF | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| **Proved Producing Rsv Class & Category** | | | | | | | | | | | |
| **PALO PINTO County** | | | | | | | | | | | |
| STUART 60 12L | P-DF | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| STUART 60 12U | P-DF | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| STUART BARNETT 61 12 | P-DF | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| STUART ESTATE 49 4 | P-DF | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| STUART ESTATE 49 5 | P-DF | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| STUART ESTATE 61 11 | P-DF | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| **Proved Behind Pipe Rsv Class & Category** | **Total** | **6.88** | **47.42** | **250.18** | **98.63** | **0.00** | **119.35** | **28.70** | **200.75** | **160.55** | **10.02** |
| **Proved Behind Pipe Rsv Class & Category** | | | | | | | | | | | |
| **COLEMAN County** | | | | | | | | | | | |
| PITTARD BEND ARCH RED 4B | P-BF | 3.39 | 23.64 | 123.21 | 49.18 | 0.00 | 59.01 | 14.35 | 99.02 | 79.63 | 9.72 |
| PITTARD BEND ARCH RED 6B | P-BF | 3.49 | 23.77 | 126.97 | 49.45 | 0.00 | 60.34 | 14.35 | 101.72 | 80.92 | 10.02 |
| **Proved Shut-In Rsv Class & Category** | **Total** | **0.00** | **0.00** | **0.00** | **0.00** | **0.00** | **0.00** | **0.00** | **0.00** | **0.00** | **0.00** |

3/31/2021 3:21:01PM

**Project Name:** International Western Oil Corp

**Ownership Group:** All Cases

# Economic One-Liners

As of Date: 3/1/2021

PROVED RESERVES

SEC PRICES $38.69 & $2.08

| Lease Name *Risked* / UnRisked | *Reserve Category* | Net Reserves Oil (Mbbl) | Net Reserves Gas (MMcf) | Net Revenue Oil (M$) | Net Revenue Gas (M$) | Net Revenue Other (M$) | Expense & Tax (M$) | Invest. (M$) | Cash Flow Non-Disc. (M$) | Cash Flow Disc. CF (M$) | Life (years) |
|---|---|---|---|---|---|---|---|---|---|---|---|
| **Proved Shut-In Rsv Class & Category** | | | | | | | | | | | |
| **GREGG County** | | | | | | | | | | | |
| WALDEN, IDA | *P-SI* | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| **Proved Shut-In Rsv Class & Category** | | | | | | | | | | | |
| **JACK County** | | | | | | | | | | | |
| CARPENTER-MARTIN 1R | *P-SI* | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| **Proved Shut-In Rsv Class & Category** | | | | | | | | | | | |
| **KING County** | | | | | | | | | | | |
| RATLIFF | *P-SI* | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| RATLIFF A 8 | *P-SI* | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| RATLIFF B 10 | *P-SI* | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| **Proved Shut-In Rsv Class & Category** | | | | | | | | | | | |
| **MENARD County** | | | | | | | | | | | |
| ROGERS, U. E. 1 | *P-SI* | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| **Proved Shut-In Rsv Class & Category** | | | | | | | | | | | |
| **PALO PINTO County** | | | | | | | | | | | |
| STUART ESTATE 49 1 | *P-SI* | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| STUART ESTATE 61 10 | *P-SI* | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| STUART ESTATE 61 2 | *P-SI* | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| STUART ESTATE 61 4 | *P-SI* | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |
| STUART ESTATE 61 7 | *P-SI* | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 | 0.00 |

MIRE Petroleum Consultants

*Senior Engineering Consultant*



# Kurt Mire, P.E.

*Reservoir Engineer/Project Manager*

## Summary

Mr. Mire is a senior reservoir and production engineer with thirty five (35) years of experience in E&P. This experience has been gained at major and independent oil companies and by projects done for Tier I consulting firms Ryder Scott Company and Netherland, Sewell & Associates. Domestic experience includes Louisiana, Texas, Gulf of Mexico, Mid-Continent, and Rocky Mountains. International experience includes Mexico, South America, Iraq and Trinidad. He has proven skills in reservoir and production engineering, operations, reserves estimation, Monte Carlo simulation, nodal analysis, field studies, project management and property evaluations.

## Experience – 35 years

| | |
|---|---|
| Mire Petroleum Consultants, Houston | 2020 – 2021 |
| Mire & Associates, Inc., Houston | 2004 – 2020 |
| BP America, Houston | 2001 – 2003 |
| Independent Consultant, Lafayette, LA | 1999 – 2001 |
| Subsurface Consultants, Lafayette, LA | 1993 – 1998 |
| Black Gold Production Co., Hammond, LA | 1991 – 1993 |
| Independent Consultant, Morgan City, LA | 1988 – 1991 |
| Texaco, Inc., Morgan City, LA | 1983 – 1987 |

## Education

**B.S., Petroleum Engineering**

University of Louisiana at Lafayette, 1982

Texas Professional Engineer #115886